UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2022, Palatin Technologies, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) for a 1-for-25 reverse split of its issued and outstanding common stock (the "Reverse Stock Split") with the Delaware Secretary of State. The Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on August 30, 2022 (the "Effective Date"), and the Company's common stock will begin trading on a split-adjusted basis when the market opens on August 31, 2022. The Company’s common stock will continue to trade on the NYSE American stock exchange under the existing symbol “PTN”, but the security has been assigned a new CUSIP number (696077502). Proportional adjustments were made to the number of shares of common stock reserved for issuance under the Company’s 2011 Stock Incentive Plan, upon conversion of convertible preferred stock, and the number of shares of common stock subject to outstanding equity awards and warrants, as well as the applicable exercise price.

The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share will instead be entitled to receive cash (rounded down to the nearest cent, without interest and subject to applicable withholding taxes) in lieu of such fractional share from the Company's transfer agent, American Stock Transfer & Trust Company, LLC, in an amount equal to the product obtained by multiplying (a) the average closing price per share of the Company's common stock as reported on NYSE American for the five trading days prior to the Effective Date, by (b) the number of shares of common stock outstanding immediately prior to the Effective Date that were converted into fractional shares. Holders of the Company's common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Stockholders of record will be receiving information from the Company's transfer agent regarding their common stock ownership post-Reverse Stock Split.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

As a results of the Reverse Stock Split, there are approximately 9,280,000 shares of the Company’s common stock issued and outstanding as of August 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Palatin Technologies, Inc., filed on August 29, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: August 31, 2022	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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EXHIBIT INDEX

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Palatin Technologies, Inc., filed on August 29, 2022.

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